Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of GoodRx Holdings, Inc. of our report dated
February 27, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in GoodRx
Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2024.
/s/ PricewaterhouseCoopers LLP
Los Angeles, California
February 27, 2025